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                                                                 Exhibit 4.40




           $100,000,000 5-3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2011
                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 22, 2001


                                  by and among

                                NTL INCORPORATED

                                       and

                              NTL (DELAWARE), INC.

                                       and

                                   SFG VI INC.
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         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 22, 2001 by and among NTL Incorporated, a Delaware corporation ("NTL INCORPORATED" or the "COMPANY"), NTL (Delaware), Inc., a Delaware corporation ("NTL DELAWARE" and, together with NTL Incorporated, the "ISSUERS") and SFG VI Inc. (the "PURCHASER").

         The Issuers propose to issue and sell to the Purchaser (the "PLACEMENT") $100,000,000 aggregate principal amount of their 5-3/4% Convertible Subordinated Notes Due 2011 (the "NOTES"). The Notes will be convertible into shares of Common Stock of NTL Incorporated, par value $0.01 per share (the "COMMON STOCK") subject to adjustment in accordance with the Indenture (as defined in Section 1 hereof).

         As an inducement to the Purchaser to enter into the purchase agreement, dated as of June 22, 2001 (the "PURCHASE AGREEMENT"), and in satisfaction of a condition to the Purchaser's obligations thereunder, the Issuers agree to provide the Purchaser, the holders from time to time of the Notes whose names appear in the register maintained by the Registrar in accordance with the provisions of the Indenture (including the Purchaser) and the registered holders from time to time of the Underlying Common Stock issued upon conversion of the Notes (each of the foregoing a "HOLDER" and together the "HOLDERS"), the registration rights set forth in this Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

1.       DEFINITIONS


         Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:


         "ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "AFFILIATE" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" has the meaning set forth in the preamble hereto.

         "COMPANY" has the meaning set forth in the preamble hereto.
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         "DEPOSIT AGREEMENT" means the Deposit Agreement, dated June 22, 2001 between the Issuers and the Depositary.

         "DEPOSITARY" means United States Trust Company of New York, as Depositary under the Deposit Agreement.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "HOLDER" has the meaning set forth in the preamble hereto.

         "INDENTURE" means the Indenture, dated as of June 22, 2001, by and among the Issuers and the Trustee, relating to the Notes, as the same may be amended from time to time in accordance with the terms thereof.

         "ISSUERS" has the meaning set forth in the preamble hereto.

         "LIQUIDATED DAMAGES" has the meaning set forth in the Section 2 hereof.

         "LOSSES" has the meaning set forth in Section 6(d) hereof.

         "MAJORITY HOLDERS" means the Holders of a majority of the Transfer Restricted Securities registered under a Shelf Registration Statement.

         "MANAGING UNDERWRITERS" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

         "NOTES" has the meaning set forth in the preamble hereto.

         "PLACEMENT" has the meaning set forth in the preamble hereto.

         "PROSPECTUS" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Transfer Restricted Securities covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

         "PURCHASE AGREEMENT" means the meaning set forth in the preamble hereto.

         "PURCHASER" has the meaning set forth in the preamble hereto.

         "REGISTRATION DEFAULT" has the meaning set forth in Section 2 hereof.

         "SHELF REGISTRATION" means a registration effected pursuant to Section 2 hereof.

         "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 2 hereof.


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         "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof that covers some or all of the Transfer Restricted Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, and in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SUPPLEMENT DELAY PERIOD" means any period commencing on the date of receipt by a Holder of Transfer Restricted Securities of any notice from the Company of the existence of any fact or event of the kind described in Section 3(b)(2) hereof and ending on the date of receipt by such Holder of an amended or supplemented Shelf Registration Statement or Prospectus, as contemplated by
Section 3(h) hereof, or the receipt by such Holder of written notice from the Company (the "ADVICE") that the use of the Prospectus may be resumed, and the receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

         "TRANSFER RESTRICTED SECURITIES" means the Common Stock issued or issuable upon conversion of the Notes and any shares of Common Stock issued with respect thereto upon any stock dividend, split or similar event until (i) the date on which such Common Stock has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement (ii) the date on which such Common Stock issued or issuable upon conversion of the Notes is distributed to the public pursuant to Rule 144 under the Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) (or any similar provision then in effect) under the Act.

         "TRUSTEE" means the trustee with respect to the Notes under the Indenture.

         "UNDERLYING COMMON STOCK" means the Common Stock of NTL Incorporated into which the Notes are convertible.

         "UNDERWRITER" means any underwriter in connection with an offering thereof under a Shelf Registration Statement.

2.       SHELF REGISTRATION

         The Company shall, within 60 days of the date of original issuance of the Notes, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Act as soon as reasonably practicable thereafter but in any event on or prior to 270 days after the date of original issuance of the Notes, a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement. It is agreed that such Shelf Registration Statement, if permitted by the rules and regulations of the Commission, may be used for the offer and sale of Common Stock by the Depositary (in the event that interest payments on the Notes are paid by the Issuers with the cash proceeds from sales of Common Stock) in accordance with the Deposit Agreement.


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         The Company shall use its best efforts to keep the Shelf Registration
Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders from the date the Shelf Registration statement is declared effective by the Commission until (i) all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (ii) the date on which, in the opinion of counsel to the Company, all of the Transfer Restricted Securities then held by the Holders may be sold by such Holders in the public United States securities markets in the absence of a registration statement covering such sales or (iii) the date on which there ceases to be outstanding any Transfer Restricted Securities (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(h) hereof, if applicable or (iii) such action is taken because of any fact or circumstance giving rise to a Supplement Delay Period.


         If (a) the Company fails to file the Shelf Registration Statement on or before the date specified above for such filing, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified above for such effectiveness, or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or useable in connection with resales of Transfer Restricted Securities during the Shelf Registration period (each such event referred to in clauses (a) through (c) above a "REGISTRATION DEFAULT"), then the Issuers will pay liquidated damages ("LIQUIDATED DAMAGES"), following the occurrence of such Registration Default, without duplication, (i) prior to the conversion of the Notes, to the registered Holders of the Notes in an amount equal to $.25 per week per $1,000 principal amount of such Notes held by such Holder and (ii) to the record Holders of Underlying Common Stock issued upon conversion of Notes that are Transfer Restricted Securities, in an amount of $.50 per week per the number of shares of Underlying Common Stock constituting Transfer Restricted Securities held by such Holder that such Holder would have received on such date upon conversion of $1,000 principal amount of Notes at the effective Conversion Price on such date; provided that a Registration Default referred to in clause (c) above shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if such Registration Default has occurred solely as a result of one of the following: (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders of Transfer Restricted Securities to use the related Prospectus or (y) there has a occurred an event contemplated by Section 3(b)(2)(v) hereof, provided that, in the case of clause (y) the Company has undertaken to comply with Section (3)(h) hereof and the Supplemental Delay Period has not exceeded 45 days and the aggregate number of days under all Supplemental Delay Periods has not exceeded 90 days in any twelve-month period; provided further, that a Holder of Notes or a Holder of Transfer Restricted Securities shall not be entitled to the benefit of any Liquidated


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Damages unless and until such Holder shall have furnished to the Company the information required by Section 3(j) hereof.

         Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. Notwithstanding the foregoing, no Liquidated Damages shall accrue as to any Transfer Restricted Security from and after the earlier of (x) the date such security is no longer a Transfer Restricted Security and (y) the expiration of the Shelf Registration Period. All accrued Liquidated Damages shall be paid by the Issuers on each Interest Payment Date (as defined in the Indenture) for which Liquidated Damages are owed to the Holders.

3.       REGISTRATION PROCEDURES

         In connection with any Shelf Registration Statement, the following provisions shall apply:

                  (a) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
                  (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                  (b) (1) The Company shall advise the Purchaser and the Holders of Transfer Restricted Securities covered thereby, and, if requested by the Purchaser or any such Holder, confirm such advice in writing, when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective.

                           (2) The Company shall advise the Purchaser and the
                  Holders of Transfer Restricted Securities covered thereby, and, if requested by the Purchaser or any such Holder, confirm such advice in writing:

                           (i) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;


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                           (ii) of the initiation by the Commission of
                           proceedings relating to a stop order suspending the effectiveness of the Shelf Registration Statement;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement;

                           (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the existence of any fact and the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by the Company in the Shelf Registration Statement as to which the Company has a bona fide business purpose for preserving confidential or which renders the Company unable to comply with Commission requirements) that, in the opinion of the Company, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.


         Such advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made.

                  (c) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

                  (d) The Company shall furnish to each selling Holder included within the coverage of any Shelf Registration Statement who so requests in writing and who has provided to the Company an address for notices, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and, if the Holder so requests in writing, all exhibits and schedules (including those incorporated by reference).

                  (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities covered by any Shelf Registration


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                  Statement and who has provided to the Company an address for notices, without charge, as many copies of the Prospectus (including each preliminary Prospectus) contained in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; subject to any notice by the Company in accordance with Section 4(b) hereof, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders for the purposes of offering and resale of the Transfer Restricted Securities covered by the Prospectus in accordance with the applicable regulations promulgated under the Act.

                  (f) Prior to any offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Holders of Transfer Restricted Securities named therein and their respective counsel in connection with the registration or qualification of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions of the United States as any such Holders reasonably request in writing, (ii) keep each such registration or qualification (or exemption therefrom) effective during the period such Shelf Registration Statement is required to be kept effective and (iii) do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Transfer Restricted Securities in the manner set forth in the applicable Shelf Registration Statement and the related Prospectus; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (g) The Company shall cooperate with the Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing at least two business days prior to sales of securities pursuant to such Shelf Registration Statement.

                  (h) Upon the occurrence of any event contemplated by paragraph
                  (b)(2)(v) hereof, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that as thereafter delivered to purchasers of the Transfer Restricted Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the event of a material business transaction (including, without limitation, pending negotiations relating to such a transaction) which would, in the opinion of counsel to the Company, require disclosure by the Company in the Shelf Registration Statement


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                  of material non-public information for which the Company has a bona fide business purpose for not disclosing or which information is not available for filing with the Commission, then for so long as such circumstances exist, the Company shall not be required to prepare and file a supplement or post-effective amendment hereunder.

                  (i) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders in a regular filing on Form 10-Q or 10-K an earnings statement satisfying the provisions of Rule 158 (which need not be audited) for the twelve-month period commencing after effectiveness of the Shelf Registration Statement.

                  (j) The Company may require each Holder of Transfer Restricted Securities, which are to be sold pursuant to any Shelf Registration Statement, to furnish to the Company within 20 business days after written request for such information has been made by the Company, such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement and such other information as may be necessary or advisable in the reasonable opinion of the Company and its counsel, in connection with such Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to use the Prospectus unless and until such Holder shall have furnished the information required by this Section 3(j) and all such information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                  (k) The Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, and Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required (i) to take any action pursuant to this
                  Section 3(k) that would, in the opinion of counsel for the Company, violate applicable law or (ii) to include information the disclosure of which at the time would have an adverse effect on the business or operations of the Company and/or its subsidiaries, as determined in good faith by the Company.

                  (l) In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements) and take all other reasonably appropriate actions in order to expedite or facilitate the registration and the disposition of the Transfer Restricted Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority


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                  Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 6, including the Holders, the underwriters, if any, and the Company.

                  (m) In the case of any Shelf Registration Statement, the Company shall:

                           (i) make reasonably available for inspection by representatives of the Holders of Transfer Restricted Securities to be registered thereunder, the Managing Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such Managing Underwriter, at the office where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders of such Transfer Restricted Securities or any Managing Underwriter, attorney, accountant or other agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Managing Underwriters, if any, or by one counsel designated by the Holders of such Transfer Restricted Securities and that such persons shall first agree in writing with the Company that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such person, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality or otherwise customarily permitted;

                           (ii) make such representations and warranties to the Holders of Transfer Restricted Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                           (iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any), addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such


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                           other matters as may be reasonably requested by such
                           Holders and underwriters;

                           (iv) obtain "cold comfort" letters (or, in the case of any person that does not satisfy the conditions for receipt of a "cold comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed-upon procedures letter") and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed where reasonably practicable to each selling Holder of Transfer Restricted Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                           (v) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(h) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                           The foregoing actions set forth in clauses (ii),
(iii), (iv) and (v) of this Section 3(m) shall, if reasonably requested by the Majority Holders or the Managing Underwriters, be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement, as to the extent required thereunder.

                           (vi) The Company may offer securities of the Company and securities of the Company owned by other securityholders of the Company under the Shelf Registration Statement, except where such offer would conflict with the terms of the Purchase Agreement or would otherwise have a material adverse effect on the ability of Holders to offer and sell their Transfer Restricted Securities under such Shelf Registration Statement.

4.       HOLDERS' AGREEMENTS


         Each Holder agrees, by the acquisition of the Notes and the Transfer Restricted Securities:

                  (a) To furnish the information required to be furnished pursuant to Section 3(j) hereof within the time period set forth therein.


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                  (b) That upon receipt of a notice of the commencement of a
                  Supplement Delay Period, it will keep the fact of such notice confidential, forthwith discontinue disposition of its Transfer Restricted Securities pursuant to the Shelf Registration Statement, and will not deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Shelf Registration Statement or Prospectus, as applicable, as contemplated by Section 3(h) hereof, or until receipt of the Advice. The Company will use its best efforts to minimize the length of a Supplement Delay Period and will terminate such period as soon as practicable but in no event longer than 45 days.

                  (c) If so directed by the Company in a notice of the commencement of a Supplement Delay Period, each Holder of Transfer Restricted Securities will deliver to the Company (at the Company's request and expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering the Transfer Restricted Securities.

                  (d) Sales of such Transfer Restricted Securities pursuant to a Shelf Registration Statement shall only be made in the manner set forth in such currently effective Shelf Registration Statement.

5.       REGISTRATION EXPENSES


          The Issuers shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Transfer Restricted Securities sold by it.


6.       INDEMNIFICATION AND CONTRIBUTION

                  (a) In connection with any Shelf Registration Statement, the Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities covered thereby (including the Purchaser), the directors, officers, employees, partners, representatives and agents of each such Holder and each person who controls any such Holder within the meaning of either
                  Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or


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                  supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or by the Managing Underwriters specifically for inclusion therein and (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to the Shelf Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Shelf Registration Statement or Prospectus, which untrue statement or omission was corrected in an amended or supplemented Shelf Registration Statement or Prospectus, if the person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Shelf Registration Statement or Prospectus if the Company had previously furnished copies thereof to such indemnified party and if delivery of a prospectus is required by the Act and was not so made. This indemnity agreement will be in addition to any liability which the Company may otherwise have.


                  The Company also agrees to indemnify or contribute to Losses of, as provided in Section 6(d)), any underwriters of Transfer Restricted Securities registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Purchaser, the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(l) hereof.

                  (b) Each Holder of Transfer Restricted Securities covered by a Shelf Registration Statement (including the Purchaser) severally and not jointly agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) Promptly after receipt by an indemnified party under this
                  Section 6 of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party
                  (i) will not relieve it from liability under paragraph (a) or
                  (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
                  (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party did not employ counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding for which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation except for the Holders and their respective officers, directors, employees, partners, representatives, agents and controlling persons, whose obligations shall be several and not joint) to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Placement and the Shelf Registration Statement that resulted in such Losses; provided, however, that in no case shall any Holder be responsible, in the aggregate, for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds the amount paid by such Holder for Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Placement (before deducting expenses) (which shall be $98,000,000) and (y) the total amount of additional interest that the Company was not required to pay as a result of registering the securities covered by the Shelf Registration Statement that resulted in such Losses. Benefits received by the Holders shall be deemed to be equal to the value of receiving shares of Underlying Common Stock that are registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement that resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

7.       RULE 144A AND RULE 144


         Each of the Issuers agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the respective Issuer (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and to any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of Notes and Underlying Common Stock pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Notes and Underlying Common Stock pursuant to Rule 144.


8.       MISCELLANEOUS

                  (a) No Conflicting Agreements. Neither of the Issuers has, as of the date hereof, entered into, nor shall either of them, on or after the date hereof, enter into, any agreement with respect to their respective securities that conflicts with the provisions hereof.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the

                  Holders of at least a majority of the then outstanding shares of the Underlying Common Stock constituting Transfer Restricted Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section 8(b), of the number of outstanding shares of Underlying Common Stock in which such Notes are convertible). Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Transfer Restricted Securities being sold rather than registered under such Shelf Registration Statement.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder of Transfer Restricted Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this
                           Section 9(d);

                           (ii) if to the Purchaser, initially at its address set forth in the Purchase Agreement; and

                           (iii) if to the Issuers, initially at their address set forth in the Purchase Agreement;

                           (iv) or to such other address as such person may have furnished to the other persons identified in this
                           Section 8(c) in writing in accordance herewith.


                           All such notices and communications shall be deemed
to have been duly given when received.


                  (d) Owner of Transfer Restricted Securities. The Company will maintain, or cause its registrar to maintain, a register with respect to the Transfer Restricted Securities in which all transfers of Transfer Restricted Securities of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Transfer Restricted Securities are registered in such register of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Issuers thereto, subsequent Holders of Transfer Restricted Securities. The Issuers hereby agree to extend the benefits of this Agreement to any Holder of Transfer Restricted Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (f) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State (without reference to the conflict of law rules thereof).

                  (i) Submission to Jurisdiction. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the United States District Court for the Southern District of New York (or, if subject matter jurisdiction in that court is not available, in any state court located within the city of New
                  York) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at their address specified in Section 8(c).

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (k) Notes Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders of Transfer Restricted Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Transfer Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in the Purchase Agreement and the Indenture, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Notes and Underlying Common Stock. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       NTL INCORPORATED



                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:



                                       NTL (DELAWARE), INC.



                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:







SFG VI INC.





By:
    ----------------------------------
     Name:
     Title:



                                      D-1